Exhibit 99.2

PORTABLES UNLIMITED, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS WITH
INDEPENDENT AUDITORS' REPORT

FOR THE YEARS ENDED
DECEMBER 31, 2010 AND 2009

C O N T E N T S

Page
INDEPENDENT AUDITORS' REPORT	1
CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
CONSOLIDATED BALANCE SHEETS	2
CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT	3
CONSOLIDATED STATEMENTS OF CASH FLOWS	4
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	5-11

INDEPENDENT AUDITORS' REPORT

To the Members'
Portables Unlimited, LLC

We have audited the accompanying consolidated balance sheets of Portables Unlimited, LLC and Subsidiaries as of December 31, 2010 and 2009, and the related statements of operations and members' capital, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Portables Unlimited, LLC and Subsidiaries as of December 31, 2010 and 2009, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marks Paneth & Shron LLP

New York, NY
August 25, 2011
(except for Note 12, as to
which the date is December 28, 2011)

PORTABLES UNLIMITED, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,
	2010	2009
CURRENT ASSETS
Cash and cash equivalents	$ 1,629,564	$ 66,501
Accounts receivable, less allowance
for doubtful accounts of $85,000 and $104,650	1,345,462	659,053
Accounts receivable - member	84,868	1,082,065
Accounts receivable - related parties	657,079	502,172
Commission receivable	2,727,172	8,386,743
Inventories	1,366,123	3,348,895
Due from officers	142,677	-
Due from related parties	261,294	53,611
Prepaid expenses and other current assets	107,519	84,290
Total Current Assets	8,321,758	14,183,330

PROPERTY AND EQUIPMENT, net	1,961,422	1,958,460

OTHER ASSETS
Other intangible assets, net of amortization	295,416	646,167
Deposits	109,392	139,092
Total Other Assets	404,808	785,259
TOTAL ASSETS	$ 10,687,988	$ 16,927,049

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$ 7,107,526	$ 15,237,321
Accounts payable - member	8,719	-
Accounts payable - related parties	31,100	-
Commissions payable	4,149,016	8,623,204
Line of credit	1,300,000	1,300,000
Accrued expenses and other liabilities,
including bank overdraft of $0 and $355,069	406,279	892,193
Note payable	7,250,430	594,263
Loans payable	348,000	-
Loan and interest payable - officer	198,497	-
Loan and interest payable - related party	1,570,409	-
Due to related parties	462,464	284,033
Total Current Liabilities	22,832,440	26,931,014

DEFERRED RENT	10,010	37,950

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT
Due from members	(10,226,541)	(8,656,876)
Members' deficit	(1,927,921)	(1,385,039)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$ 10,687,988	$ 16,927,049

See notes to consolidated financial statements.

PORTABLES UNLIMITED, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT

	Years Ended December 31,
	2010	2009

REVENUES
Net sales	$ 57,490,608	$ 69,158,954
Commission income	64,306,644	100,422,844

Total Revenues	121,797,252	169,581,798

COST OF GOODS SOLD
Costs of sales	58,318,822	77,984,352
Commission expense	47,905,659	65,805,175

Total Cost of Goods Sold	106,224,481	143,789,527

GROSS PROFIT	15,572,771	25,792,271

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	15,409,896	27,520,819

INCOME (LOSS) FROM OPERATIONS	162,875	(1,728,548)

OTHER INCOME (EXPENSE)
Interest expense	(705,757)	(25,985)

NET LOSS	(542,882)	(1,754,533)

MEMBERS' DEFICIT - Beginning of Year	(1,385,039)	(30,506)

Capital contributions	-	1,000,000

Members' distributions	-	(600,000)

MEMBERS' DEFICIT - End of Year	$ (1,927,921)	$ (1,385,039)

See notes to consolidated financial statements.

PORTABLES UNLIMITED, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (542,882)	$ (1,754,533)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization of property and equipment	251,039	407,412
Amortization of intangible assets	350,751	717,712
Loss on disposition of property and equipment	362,294	-
Deferred rent	(27,940)	37,949
Changes in:
Accounts receivable	(686,409)	(715,129)
Accounts receivable - member	997,197	(1,082,065)
Accounts receivable - related parties	(154,907)	(502,172)
Commissions receivable	5,659,571	(6,294,530)
Inventories	1,982,772	(3,299,651)
Prepaid expenses and other current assets	(23,229)	(18,240)
Deposits	29,700	(132,557)
Accounts payable	(8,129,796)	14,993,532
Accounts payable - member	8,719	-
Accounts payable - related parties	31,100	-
Commissions payable	(4,474,188)	6,812,672
Accrued expenses and other liabilities	(485,914)	870,976
Net Cash (Used in) Provided by Operating Activities	(4,852,122)	10,041,376

CASH FLOWS FROM INVESTING ACTIVITIES
Due from officers	(142,677)	-
Due to/from related parties	(29,252)	127,115
Due from members	(1,569,665)	(8,794,430)
Purchase of intangible assets	-	(1,363,879)
Purchase of property and equipment	(616,295)	(2,268,208)
Net Cash Used in Investing Activities	(2,357,889)	(12,299,402)

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable	6,656,167	594,263
Loans payable	348,000	-
Loan and interest payable - officer	198,497	-
Loan and interest payable - related party	1,570,409	-
Contributions from members	-	1,000,000
Proceeds from lines of credit	-	1,300,000
Distributions to members	-	(600,000)
Net Cash Provided by Financing Activities	8,773,073	2,294,263

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,563,062	36,237

CASH AND CASH EQUIVALENTS
Beginning of year	66,501	30,264

End of year	$ 1,629,563	$ 66,501

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$ 546,515	$ 25,985

See notes to consolidated financial statements.

PORTABLES UNLIMITED, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 & 2009

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Credit Risk

Portables Unlimited, LLC ("Portables") was formed on August 20, 2008 and commenced operations on January 1, 2009, when the T-Mobile master distributor agreements of its two members were combined and assigned to Portables. The Company also purchased inventory of $4,187,717, fixed assets of $1,697,980 and other intangible assets consisting of customer lists and lease acquisition costs of $177,582 from its members on January 1, 2009. Portables operates as an authorized master distributor for T-Mobile. Substantially all of Portables' revenue is derived from the wholesale distribution of T-Mobile wireless communication services and equipment. The agreement with T-Mobile is for three years through January 1, 2012.

In addition to the wholesale distribution business, Portables also owned and operated several retail stores and kiosks which sold wireless communication equipment and services, through its wholly owned subsidiaries Wireless Champs Northeast, LLC, Wireless Champs West, LLC, Wireless Champs South, LLC and Wireless Champs Central, LLC. In 2010, approximately 84% of the retail locations were closed. As discussed in Note 7, the Company has operating agreements in place with independent third parties for the remaining retail locations.

Principles of Consolidation

The consolidated financial statements include the accounts of Portables Unlimited, LLC and its subsidiaries (the "Company"). All intercompany balances and transactions have been eliminated in the consolidation.

Exclusion of Related Party Lessor from Consolidation

As described in Note 6, the Company, commencing in January 2009, subleases its principal facility from one of its members. The member began leasing the facility in December 2005 from a related party, AUM Realty, LLC ("AUM"). The Company's management has assessed whether AUM should be consolidated pursuant to FASB ASC 810 Consolidations. ASC 810 is not a "rules based" standard and thereby includes limited circumstances under which it can be conclusively determined whether an entity should be consolidated. Management believes that AUM is not a variable interest entity ("VIE") as defined in ASC 810 because AUM was adequately capitalized. Equity contributions from AUM's owners exceeded 20% of the acquisition costs of the property. Management believes that this is, according to ASC 810 criteria, "sufficient to permit the entity to finance its activities without additional subordinated financial support." The Company and the owners of AUM provided guarantees of AUM's Rockland County Industrial Development Agency ("IDA") supported bank loan. Such a guarantee constitutes a form of "subordinated financial support," which provides a contrary indication to management's assessment that AUM is not a VIE. Management believes, however, that the guarantees were not necessary for AUM to finance its activities, and its equity capital was sufficient to support its activities if necessary, but the guarantees were only required under IDA rules in order to obtain the reduced financing costs of the IDA support. Management believes that the same is true at January 1, 2010 and 2009 and at December 31, 2010 and 2009.

Exclusion of Related Party Lessor from Consolidation (Continued)

Based on this assessment, management believes that AUM is not a VIE and therefore is not consolidated as a component of these consolidated financial statements. If the matter were to be assessed differently, these consolidated financial statements would have included AUM's assets (principally land and building), liabilities (principally loan payable) and expenses, with the excess of AUM's assets over liabilities shown as a "noncontrolling interest" (i.e., the net assets belonging to the related parties that own AUM).

Revenue Recognition

Revenue from the sale of equipment is recognized upon shipment or when purchased at Company retail locations. Commission income is recognized upon activation of wireless communication services with T-Mobile.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of less than three months to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts for all receivables not expected to be collected. The Company generally does not require deposits. The Company evaluates the collectibility of its accounts receivable based on a combination of factors. In circumstances when the Company is aware of a specific customer's inability to meet its financial obligations (e.g., termination of service), the Company records a specific reserve for bad debts against amounts due. For all other instances, the Company recognizes reserves based on historical experience and review of the individual accounts outstanding.

Inventories

Inventory consists of cell phones and related accessories and is stated at lower of cost (first-in, first-out basis) or market.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates

Depreciation and Amortization

Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets indicated in Note 3. Amortization of leasehold improvements is computed by the straight-line method over the lease terms, as indicated in Note 3, unless the estimated useful life is shorter.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes. Members are taxed individually on their share of partnership earnings.

The Company follows FASB ASC 740, Income Taxes, which provide standards for establishing and classifying any tax provisions for uncertain tax positions and recognizing any interest and penalties. The Company's policy is to recognize accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is subject to audit by federal, state and local income tax authorities for all periods since its inception in 2008.

Subsequent Events

Management has evaluated, for potential recognition and disclosure, events subsequent to the date of the balance sheet through August 25, 2011, the date the financial statements were available to be issued. Management has subsequently evaluated, for potential disclosure, events subsequent to the date of the balance sheet through December 28, 2011.

2.       COMMISSIONS RECEIVABLE AND PAYABLE

Commissions receivable represents amounts due from T-Mobile for activations of service contracts for customers through the sub-dealers serviced by the Company. Commission payable represents the portion of commissions due to the sub-dealers for these activations, net of amounts due from sub-dealers for equipment purchases. The agreements with the sub-dealers contain the right to offset.

3.       PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,		Life in
	2010	2009	Years
Computer and office equipment	$ 203,135	$ 393,232	5
Furniture and fixtures	164,063	384,193	7
Leasehold improvements	1,998,762	1,783,293	5-15
	2,365,960	2,560,718
Less: Accumulated depreciation and amortization	404,538	602,258
	$ 1,961,422	$ 1,958,460

Depreciation and amortization expense for the years ended December 31, 2010 and 2009 amounted to $251,039 and $407,412, respectively.

4.       OTHER INTANGIBLE ASSETS

Other intangible assets consist of the costs to acquire customer lists in the amount of $ at , as part of the Company's acquisitions of wholesale master dealers and retailers. The costs are being amortized over their estimated useful lives of five years. The Company reviews the lists annually, and records a write off for customers that are no longer doing business with the Company. Accumulated amortization of these costs at and is $974,000 and $717,712, respectively.

Other intangible assets also include lease acquisition costs relating to the acquisition of leases of retail stores in the amount of $136,332. These costs were being amortized over the remaining life of the leases which expired at various dates through May 2013. The stores were closed in 2010 and the related acquisition costs have been fully amortized for the year ended December 31, 2010. Accumulated amortization of these costs at December 31, 2010 and 2009 was $136,332 and $41,869, respectively.

The future amortization expense of the customer lists for the years ended December 31, are as follows:

2011	$ 102,525
2102	98,775
2013	91,274
2014	2,842
$ 295,416

5.       RELATED PARTY TRANSACTIONS AND MAJOR CUSTOMER

During 2010, the Company received advances totaling $2,500,000 from a related party that has common ownership with one of its members. The advances bear interest at 24% per annum. The Company repaid $1,000,000 of the advances during 2010. The remaining unpaid balance of $1,570,409 at December 31, 2010, includes accrued interest of $70,409, is due on demand and is expected to be paid prior to January 1, 2012. Total interest expense on the advances amounted to $165,000 for the year ended December 31, 2010.

During 2010, the Company, on various dates, borrowed and repaid amounts totaling $690,000 from an officer of the Company who is also a shareholder of one of the members of the Company. Interest on these advances was paid at 3%. On September 20, 2010, the Company entered into a promissory note agreement with the officer in the amount of $200,000. The note is due on demand and interest is payable at 3%. The remaining unpaid balance of $198,497 at December 31, 2010, includes accrued interest of $497. Total interest expense on the advances and the promissory note amounted to $3,513 for the year ended December 31, 2010. The note was repaid in January 2011.

The Company provided advances to two of its officers in the amount of $142,677 in 2010 which remain unpaid at December 31, 2010. These advances are due on demand and non-interest bearing. The advances are expected to be collected prior to January 1, 2012.

The Company provided advances to various related parties that have common ownership with the Company's members or are owned by shareholders of the Company's members. The advances of $261,294 and $53,611 at December 31, 2010 and 2009, respectively, are due on demand and non-interest bearing. The amounts due at December 31, 2010 are expected to be collected prior to January 1, 2012.

The Company received advances from related parties that have common ownership with one of its members. The advances of $462,464 and $284,033 at December 31, 2010 and 2009, respectively, are due on demand and non-interest bearing. The amounts due at December 31, 2010 are expected to be paid prior to January 1, 2012.

The Company purchased wireless communication equipment from one of its members that amounted to $1,927,559 and $5,346,678 for the years ended December 31, 2010 and 2009, respectively. The Company also sold other wireless communication equipment to the same member that amounted to $19,018,041 and $23,665,547 for the years ended December 31, 2010 and 2009, respectively. Accounts receivable related to sales to the member net of amounts payable to the member for purchases amounted to $84,868 and $1,082,065 at December 31, 2010 and 2009, respectively.

The Company purchased wireless communication equipment and accessories from several related parties that have common ownership with its members that amounted to $566,494 and $140,052 for the years ended December 31, 2010 and 2009, respectively. Accounts payable related to these purchases at December 31, 2010 of $31,100, is expected to be paid prior to January 1, 2012.

The Company sells wireless communication equipment to several related parties that have common ownership with one of its members that amounted to $641,123 and $542,172 for the years ended December 31, 2010 and 2009, respectively. Accounts receivable related to these sales amounted to $657,079 and $502,172 at December 31, 2010 and 2009, respectively. The balance at December 31, 2010 is expected to be collected prior to January 1, 2012.

The Company paid a management fee to its members in the amounts of $735,000 and $1,083,000 for the years ended December 31, 2010 and 2009, respectively. These amounts are included in the financial statements in selling, general and administrative expenses.

The Company subleases real property from one of its members as discussed in Note 7. The Company subleases a portion of this space to a related party and received $32,339 and $23,333 of sublease income for the years ended December 31, 2010 and 2009, respectively.

The Company also utilizes a portion of a warehouse facility owned by another of its members and paid $42,346 for the year ended December 31, 2009. In 2010, The Company continued to utilize this facility at no charge.

6.       COMMITMENTS AND CONTINGENCIES

Lease Obligations

On July 7, 2005, a related party, AUM Realty, LLC ("AUM"), purchased real property consisting of a building and parking lot located in Nanuet, New York for $2,050,000 and simultaneously transferred title to, and entered into a lease agreement with, The Rockland County Industrial Development Agency, with a bargain purchase option upon expiration of the lease. A member of the Company, entered into a sublease agreement with AUM for the same period as the lease agreement, expiring in July 2015, which requires minimum monthly rent payments and all operating expenses and PILOT payments (real estate taxes). In addition, AUM borrowed $1,628,000 from a bank secured by a first mortgage on the property. This loan is guaranteed by the Company's member.

Beginning January 1, 2009, the Company entered into a sublease agreement with its member on a month to month basis for this property.

The Company also leases two other warehouses and 28 retail stores and kiosks. These leases require monthly payments and expire at various dates through 2017. The Company has operating agreements in place with the all of the retail stores and kiosks whereby independent third parties (the "operators") operate the retail locations and provide specific services as outlined in the operating agreements. The leases for these locations remain in the name of the Company but are subleased by the operators of the locations. Rent expense is being recorded using the straight-line basis over the term of the leases in accordance with accounting principles generally accepted in the United States of America.

The future minimum annual rental commitments as of December 31 are as follows:

2011	$ 2,589,048
2012	1,494,737
2013	526,571
2014	279,356
2015	180,501
Thereafter	88,416
$ 5,158,629

Rent expense, net of sublease income for retail locations of $2,196,823 and $1,168,202, amounted to $2,223,019 and $5,975,550 of which $279,432 and $253,150 was paid to one of the Company's members under the sublease agreement for the years ended December 31, 2010 and 2009, respectively.

Line of Credit

The Company maintains a line of credit with one of its primary banks. The line of credit consists of $500,000 secured by a certificate of deposit owned by a member of the Company at December 31, 2010 (increased to $1,000,000 during 2011) and $800,000 at December 31, 2010 unsecured, (decreased to $300,000 during 2011) for a combined revolving line of $1,300,000. Interest on the line is due and payable on a monthly basis at the adjusted one-month LIBOR rate (2.62% and 2.33% at December 31, 2010 and 2009, respectively).

The line is guaranteed by a member of the Company and its shareholders have provided personal guarantees. The borrowings under the line totaled $1,300,000 at December 31, 2010 and 2009. The line was due to expire on April 30, 2011 and was extended to August 31, 2011.

The Company also has a line of credit with American Express for an amount up to $2,000,000, which is secured by a certificate of deposit owned by a member of the Company in the amount of $2,010,402 held at American Express Bank. The certificate of deposit matured on August 3, 2011 and renews automatically every 90 days. At times, the outstanding balances may exceed $2,000,000. The Company also has an additional $600,000 of unsecured credit with American Express. At December 31, 2010 and 2009, the Company had an outstanding balance of $2,523,521 and $2,522,862, respectively, against these lines, which is included in accounts payable.

7.       NOTE PAYABLE

In November 2010, the Company entered into a promissory note and repayment agreement with T-Mobile, whereby $7,250,430 of the Company's past due accounts payable to T-Mobile was converted into a note payable in semi-monthly installments of $150,000. Interest on the note is payable monthly at 8.6% per annum. The note was due on May 31, 2011 and was extended to August 31, 2011 when a final payment of $5,173,164 is due. The note is personally guaranteed by an officer of the Company.

In December 2008, the Company entered into a promissory note agreement for the purchase of a wholesale master dealer and retailer. The note was payable in twenty four monthly installments of $50,000 including interest of 1.36% per annum and was paid in full on December 1, 2010.

8.       LOANS PAYABLE

On September 20, 2010, the Company entered into a promissory note agreement with an individual for $150,000. The note is due on demand and interest is payable at 3%.

In 2010, the Company received advances from an individual totaling $198,000. The advances are due on demand, non-interest bearing and are expected to be paid prior to January 1, 2012.

9.       SECURITY INTEREST

T-Mobile holds a security interest in all of the Company's inventory and accounts receivable at December 31, 2010 and 2009.

10.       DUE FROM MEMBERS

Due from members is payable on demand and is non interest bearing. It has been classified as a contra-equity account rather than as an asset as its collectibility is dependent on the future cash flow of the Company to be sufficient to pay distributions to the members.

11.       PROFIT SHARING PLAN

The Company has a qualified 401(k) plan covering all eligible employees. The plan provides for contributions by the Company in such amounts as decided by management. The Company has not made contributions to the plan for the years ended December 31, 2010 and 2009.

12.       SUBSEQUENT EVENTS

In October, 2011 one of the two members of the Company sold their 50% interest to another entity. A further equity investment of $750,000 was to be made to bring the entity's aggregate ownership to 55% of the Company. As of December 28, 2011, the additional investment has not been made.

In October, 2011 the note payable to T-Mobile was amended and the then principal balance of $4,757,187 was due in installments of $2,500,000 in November and $1,400,000 in December. These amounts were paid by the purchasing entity as part of their obligations under the agreement to the former member. The final amount due to T-Mobile of $857,187 was forgiven by them since the two payments due in November and December were made timely. A $500,000 letter of credit in the name of the Company to secure obligations to T-Mobile to be arranged by the purchasing entity has not occurred as of December 28, 2011.